UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 18, 2018

Foundation Medicine, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36086	27-1316416
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 Second Street Cambridge, MA	02141
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 418-2200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.	Entry into a Material Definitive Agreement

Agreement and Plan of Merger

On June 18, 2018, Foundation Medicine, Inc., a Delaware corporation (the “Company” or “Foundation Medicine”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Roche Holdings, Inc., a Delaware corporation (“Parent” or “Roche Holdings”), and 062018 Merger Subsidiary, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), providing for the acquisition of the Company by Parent in a two-step all cash transaction, consisting of a tender offer (the “Offer”), followed by a subsequent back-end merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. As of June 18, 2018, Parent and its affiliates collectively beneficially owned 21,019,111 Shares of the Company’s outstanding common stock, representing approximately 56.64% of the outstanding Shares.

The Company’s Board of Directors (the “Board”), acting upon the recommendation of a Special Committee of the Board (the “Special Committee”), determined that the transactions contemplated by the Merger Agreement, including the Offer and the Merger, are advisable and in the best interests of the Company and its stockholders (other than Roche Holding Ltd and its affiliates), and approved the Merger Agreement and the transactions contemplated thereby, and recommended that the stockholders of the Company accept the Offer and tender their Shares (as defined below) pursuant to the Offer.

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions described therein, Parent will cause Merger Sub to commence the Offer for all of the Company’s outstanding shares of common stock, par value $0.0001 per share (the “Shares”), at a purchase price of $137.00 per Share, net to the seller in cash (the “Offer Price”), without interest and subject to any withholding taxes, and on the terms and conditions set forth in the Merger Agreement. The Offer will initially remain open for 20 business days from the date of commencement of the Offer, subject to extension under certain circumstances.

The obligation of Merger Sub to purchase Shares tendered in the Offer is subject to customary closing conditions, including (1) Shares that represent at least a majority of the then outstanding Shares not owned by Parent or its affiliates having been validly tendered and not properly withdrawn prior to the expiration of the Offer, (2) the absence of any law, injunction, judgment or other legal restraint that prohibits the consummation of the Offer or the Merger, (3) the accuracy of the Company’s representations and warranties contained in the Merger Agreement (generally subject to a Company Material Adverse Effect (as defined in the Merger Agreement) and materiality qualifiers), (4) the Company’s performance of its obligations under the Merger Agreement in all material respects and (5) the absence, since June 18, 2018, of any event, occurrence, development or state of circumstances or facts that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect.

Following the consummation of the Offer, subject to the satisfaction or waiver of certain customary conditions set forth in the Merger Agreement, the Merger will be effected pursuant to the procedure provided for by Section 251(h) of the General Corporation Law of the State of Delaware (“DGCL”), without a meeting or vote of the Company’s stockholders. The Merger will be effected as soon as practicable following the acceptance of the Shares validly tendered and not validly withdrawn pursuant to the Offer (the “Acceptance Time”).

At the effective time of the Merger (the “Effective Time”), each Share issued and outstanding immediately prior to the Effective Time (other than Shares owned by (i) Parent, Merger Sub or any other direct or indirect subsidiary of Parent, (ii) the Company or any direct or indirect subsidiary of the Company or (iii) stockholders who have perfected and not withdrawn their demand for appraisal rights under the DGCL) will be automatically cancelled and converted into the right to receive the Offer Price (the “Merger Consideration”), without interest and subject to any withholding taxes.

Immediately prior to the Effective Time (i) each vested outstanding Company stock option, whether or not exercisable, will be cancelled and converted into the right to receive an amount in cash equal to the product of (x) the excess, if any, of the Merger Consideration over the per Share exercise price applicable to such Company stock option, multiplied by (y) the total number of Shares subject to such Company stock option, (ii) each outstanding unvested Company stock option will be cancelled and converted into the right to receive, upon the satisfaction of the original vesting conditions applicable to the underlying Company stock option, an amount in cash equal to the product of (x) the excess, if any, of the Merger Consideration over the per Share exercise price applicable to such Company stock option, multiplied by (y) the total number of Shares subject to such Company stock option and (iii) each Company restricted stock unit will be cancelled and converted into the right to receive, upon the satisfaction of the original vesting conditions applicable to the underlying Company restricted stock unit, an amount in cash equal to the product of (x) the Merger Consideration, multiplied by (y) the number of Shares underlying such award.

The Merger Agreement contains representations and warranties and covenants of the parties customary for a transaction of this nature, including an agreement that, subject to certain exceptions, the parties will use reasonable best efforts to cause the Offer and the Merger to be consummated. Until the earlier of the Effective Time and the termination of the Merger Agreement, the Company has agreed to operate its business in the ordinary course of business consistent with past practice and has agreed to certain other negative operating covenants, as set forth more fully in the Merger Agreement.

The Offer and Merger are not subject to a financing contingency, and Parent has represented to the Company that it has sufficient cash, available lines of credit or other sources of immediately available funds to enable it to consummate the Offer and the Merger.

The Merger Agreement also contains certain termination rights for both the Company and Parent, including, among other things, for (a) the failure of the Acceptance Time to occur by November 18, 2018, (b) the enactment, adoption, enforcement, promulgation or application of any final and non-appealable applicable law, order, injunction or judgment that makes the consummation of the Offer or the Merger illegal or otherwise prohibits or permanently enjoins the consummation of the Offer or the Merger, and (c) breaches of representations, warranties or covenants by a party that, in the case of the Company, result in the failure of certain conditions to closing being satisfied, or, in the case of Parent, would reasonably be expected to prevent Parent from consummating the Offer or the Merger. Prior to the Acceptance Time, the Company has the right to terminate the Merger Agreement in connection with a change in the Board’s recommendation to stockholders to tender their Shares pursuant to the Offer in respect of a superior proposal with a third party, subject to certain conditions. Upon termination of the Merger Agreement under specified circumstances, the Company will be required to pay Parent a termination fee of $34,500,000.

The foregoing description of the Merger Agreement is qualified in its entirety by the terms of the Merger Agreement, a copy of which accompanies this filing to provide investors and security holders with information regarding its terms. It is not intended to provide any other financial information about the Company, Parent or their respective subsidiaries and affiliates. The representations, warranties and covenants of the Company contained in the Merger Agreement have been made solely for the benefit of Parent and Merger Sub. In addition, such representations, warranties and covenants (a) have been made only for purposes of the Merger Agreement, (b) have been qualified by (i) matters disclosed in certain reports filed by the Company with the SEC prior to the date of the Merger Agreement (subject to certain exceptions) and (ii) confidential disclosures made by the Company to Parent and Merger Sub in a disclosure letter delivered in connection with the Merger Agreement, (c) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (d) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement and (e) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as fact. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the Company or its business. In addition, certain confidential disclosures contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q and other documents that the Company files with the SEC.

If the Merger is consummated, the Shares will be delisted from The NASDAQ Stock Market and deregistered under the Securities Exchange Act of 1934, as amended.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached hereto as Exhibit 2.1, which is incorporated into this Item 1.01 by reference.

Item 7.01.	Regulation FD Disclosure

On June 19, 2018, Roche and the Company issued a joint press release announcing the entry into the Merger Agreement, a copy of which is furnished herewith as Exhibit 99.1.

The information included in this item and Exhibit 99.1 are not deemed to be “filed” for purposes of Section 18 of the Exchange Act, nor shall this item and Exhibit 99.1 be incorporated by reference into the Company’s filings under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such future filing.

Important Information and Where to Find It

The tender offer described in this document (the “Offer”) has not yet commenced, and this document is neither an offer to purchase nor a solicitation of an offer to sell any shares of the common stock of Foundation Medicine or any other securities. On the commencement date of the Offer, a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, will be filed with the United States Securities and Exchange Commission (the “SEC”) by Roche Holdings and Merger Sub, a Solicitation/Recommendation Statement on Schedule 14D-9 will be filed with the SEC by Foundation Medicine and a Schedule 13E-3 transaction statement will be filed by Foundation Medicine and certain other persons, including Parent. The offer to purchase shares of Foundation Medicine common stock will only be made pursuant to the offer to purchase, the letter of transmittal and related documents filed as a part of the Schedule TO. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE TENDER OFFER STATEMENT, THE SOLICITATION/RECOMMENDATION STATEMENT REGARDING THE OFFER AND THE SCHEDULE 13E-3 TRANSACTION STATEMENT, AS THEY MAY BE AMENDED FROM TIME TO TIME, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of these materials (when available) and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov or by directing such requests to the Information Agent for the tender offer which will be named in the tender offer statement. Copies of Foundation Medicine’s filings with the SEC may be obtained free of charge at the “Investors & Press” section of Foundation Medicine’s website at www.foundationmedicine.com or by contacting investor relations at 617-418-2283.

Forward Looking Statements

Statements in this Form 8-K may contain, in addition to historical information, certain statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Foundation Medicine has identified some of these forward-looking statements with words like “believe,” “may,” “could,” “would,” “might,” “possible,” “will,” “should,” “expect,” “intend,” “plan,” “anticipate,” or “continue,” the negative of these words, other terms of similar meaning or the use of future dates. Forward-looking statements in this Form 8-K include without limitation statements regarding the planned completion of the Offer. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated, including, but not limited to, risks and uncertainties related to: uncertainties as to the timing of the transactions contemplated by the Merger Agreement; uncertainties as to the percentage of Shares tendered in the Offer; the possibility that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the effects of disruption caused by the transaction making it more difficult for Foundation Medicine to maintain relationships with employees, customers, biopharmaceutical partners, collaborators, vendors, customers and other business partners; the risk that any stockholder litigation in connection with the transaction may result in significant costs of defense, indemnification and liability; the risks that any anticipated product launches or business expansions will be delayed, cancelled or unsuccessful; and other risks and uncertainties discussed in Foundation Medicine’s filings with the SEC, including the “Risk Factors” sections of Foundation Medicine’s most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, as well as the tender offer documents to be filed by Roche Holdings, the Solicitation/Recommendation Statement to be filed by Foundation Medicine and the Schedule 13E-3 Transaction Statement to be filed by Foundation Medicine and certain other persons, including Parent. Foundation Medicine undertakes no obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as expressly required by law. All forward-looking statements in this Form 8-K are qualified in their entirety by these cautionary statements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and among Foundation Medicine, Inc., Roche Holdings, Inc. and 062018 Merger Subsidiary, Inc., dated June 18, 2018*

99.1	Joint press release issued by Roche and Foundation Medicine, Inc. dated June 19, 2018 (furnished herewith)

*	Pursuant to Rule 601(b)(2) of Regulation S-K, certain exhibits and schedules have been omitted from this filing. The Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 19, 2018	FOUNDATION MEDICINE, INC.

	By:	/s/ Robert W. Hesslein
Robert W. Hesslein Senior Vice President and General Counsel